--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                            -------------------------



                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report:  October 23, 1995



                          ROBOTIC VISION SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)



  Delaware                        0-8623                      11-2400145
---------------            ---------------------          -------------------
(State or other            (Commission File No.)          (IRS Employer
jurisdiction of                                           Identification Number)
incorporation)



425 Rabro Drive East, Hauppauge, New York                                 11788
--------------------------------------------------------------------------------
   (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (516) 273-9700
                                                     --------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF INTERNATIONAL DATA MATRIX, INC. ("IDM").

          (i)       Independent Auditors' Report of Deloitte & Touche LLP;

          (ii) Balance Sheets of IDM as of September 30, 1995 and December 31, 1994;

          (iii) Statements of Operations of IDM for the nine months ended September 30, 1995 and the year ended December 31, 1994;

          (iv) Statements of Stockholders' Equity (Deficit) of IDM for the nine months ended September 30, 1995 and the year ended December 31, 1994;

          (v) Statements of Cash Flows of IDM for the nine months ended September 30, 1995 and the year ended December 31, 1994;

          (vi)      Notes to the Financial Statements of IDM.


     (b)  PRO FORMA FINANCIAL INFORMATION.

          (i) Selected Pro Forma Combined Financial Information (Unaudited) - Combined Summary of Statements of Operations for the years ended September 30, 1995, 1994, and 1993;

          (ii) Pro Forma Combined Balance Sheet as of September 30, 1995 (Unaudited);

          (iii) Pro Forma Combined Statements of Operations for the Years Ended September 30, 1995, 1994 and 1993 (Unaudited); and

          (iv)      Notes to Unaudited Pro Forma Financial Information.


     (c)  EXHIBITS.*

          (i) Agreement and Plan of Merger and Reorganization dated as of October 20, 1995 by and among Robotic Vision Systems, Inc., RVSI Second Acquisition Corp. and International Data Matrix, Inc.

----------------

*    Previously filed with this Current Report on Form 8-K.

INTERNATIONAL DATA MATRIX, INC.


TABLE OF CONTENTS
-----------------



                                                                            Page
                                                                            ----
INDEPENDENT AUDITORS' REPORT                                                 F-1

Financial Statements For the Nine Months Ended September 30, 1995 and the Year Ended December 31,1994:

  Balance Sheets                                                             F-2

  Statements of Operations                                                   F-3

  Statements of Stockholders' Equity (Deficit)                               F-4

  Statements of Cash Flows                                                   F-5

  Notes to Financial Statements                                         F-6-F-11

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


Table of Contents
-----------------

Unaudited Pro Forma Combined Financial
  Information                                                               F-12

Selected Pro Forma Combined Financial
  Information (Unaudited) - Combined
  Summary of Statements of Operations
  For the Years Ended September 30, 1995, 1994 and 1993                     F-13

Pro Forma Combined Balance Sheets-
  September 30, 1995 (Unaudited)                                            F-14

Pro Forma Combined Statements of Operations-
  Fiscal Year Ended September 30, 1995 (Unaudited)                          F-15

Pro Forma Combined Statements of Opertions-
  Fiscal Year Ended September 30, 1994 (Unaudited)                          F-16

Pro Forma Combined Statements of Operations-
  Fiscal Year Ended September 30, 1993 (Unaudited)                          F-17

Notes to Unaudited Pro Forma Combined Financial
  Information                                                               F-18

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of International Data Matrix, Inc.:

We have audited the accompanying balance sheets of International Data Matrix, Inc. (the "Company") as of September 30, 1995 and December 31, 1994, and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended September 30, 1995 and the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of International Data Matrix, Inc. as of September 30, 1995 and December 31, 1994, and the results of its operations and its cash flows for the nine months ended September 30, 1995 and the year ended December 31, 1994 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

December 15, 1995
Jericho, New York

INTERNATIONAL DATA MATRIX, INC.

BALANCE SHEETS
SEPTEMBER 30, 1995 AND DECEMBER 31, 1994
-------------------------------------------------------------------------------

                                              SEPTEMBER 30,    DECEMBER 31,
                                   NOTES         1995               1994
                                   -----      -------------    ------------
ASSETS
------
CURRENT ASSETS:
 Cash                                        $   17,305         $    7,367
 Accounts receivable                            202,901            203,971
 Inventory                           3          386,575            117,299
 Advances                                        -                   1,125
                                             ----------         ----------
       Total current assets                     606,781            329,762

PROPERTY AND EQUIPMENT, net          4          146,442             66,863

INTANGIBLE ASSETS, less
  accumulated amortization of
  $44,763 and $35,586,
  respectively                       2          341,944            303,771
                                             ----------         ----------

                                             $1,095,167         $  700,396
                                             ----------         ----------
                                             ----------         ----------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------
CURRENT LIABILITIES:
 Accounts payable                            $  238,842         $  378,925
 Accrued expenses                               217,074            165,339
 Notes payable                       6          270,000            586,167
 Deferred revenue                    8          150,000            150,000
 Current maturities of
  obligations under capital
  lease                              9            9,754              4,847
                                             ----------         ----------
       Total current liabilities                885,670          1,285,278
                                             ----------         ----------


OBLIGATIONS UNDER CAPITAL LEASE      9            3,843              5,663
                                             ----------         ----------

COMMITMENTS AND CONTINGENCIES        9

STOCKHOLDERS' EQUITY (DEFICIT):     7,11
 Common stock, $0.01 par value:
  250,000 shares authorized;
  144,098 and 97,651 issued and
  outstanding, respectively                       1,441                977
 Additional paid-in capital                   5,155,098          3,390,540
 Accumulated deficit                         (4,950,885)        (3,982,062)
                                             ----------         ----------
       Total stockholders'
         equity (deficit)                       205,654           (590,545)
                                             ----------         ----------

                                             $1,095,167           $700,396
                                             ----------         ----------
                                             ----------         ----------

See notes to financial statements.

INTERNATIONAL DATA MATRIX, INC.

STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
AND THE YEAR ENDED DECEMBER 31, 1994
-------------------------------------------------------------------------------


                                          NINE MONTHS
                                             ENDED        YEAR ENDED
                                          SEPTEMBER 30,  DECEMBER 31,
                                  NOTES       1995           1994
                                  -----  -------------   -----------
REVENUE:
 Net product sales                8, 10    $1,306,636    $  947,291
 Licensing and other              8, 10       164,129       166,233
                                           ----------    ----------
       Total revenue                        1,470,765     1,113,524
                                           ----------    ----------

COST OF REVENUE:
 Net product sales                  8         448,032       343,878
 Licensing and other                8           5,968        11,824
                                           ----------    ----------
       Total cost of revenue                  454,000       355,702
                                           ----------    ----------

GROSS PROFIT                                1,016,765       757,822
                                           ----------    ----------

OPERATING EXPENSES:
 Software and engineering           2         625,892       384,403
 Selling, general and
  administrative                    9       1,204,936       812,687
 Merger expenses                   11         145,000         -
 Litigation                         9          -            265,040
                                           ----------    ----------
       Total operating expenses             1,975,828     1,462,130
                                           ----------    ----------

LOSS FROM OPERATIONS                         (959,063)     (704,308)
                                           ----------    ----------

OTHER INCOME (EXPENSE):
 Interest income                                7,094         1,368
 Interest expense                             (14,216)      (30,587)
 Other expense                                 (2,638)       (2,064)
                                           ----------    ----------
       Total other expense                     (9,760)      (31,283)
                                           ----------    ----------

NET LOSS                                   $ (968,823)   $ (735,591)
                                           ----------    ----------
                                           ----------    ----------

See notes to financial statements.

INTERNATIONAL DATA MATRIX, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
AND THE YEAR ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------



                                                                                  TOTAL
                                    COMMON STOCK     ADDITIONAL                STOCKHOLDERS'
                                    ------------      PAID-IN     ACCUMULATED      EQUITY
                                   SHARES   AMOUNT    CAPITAL       DEFICIT     (DEFICIT)
                                  --------  ------   ---------    -----------  -----------
 BALANCE, January 1, 1994          74,855  $   749   $2,899,316   $(3,246,471) $ (346,406)
 Net loss                            -          -         -          (735,591)   (735,591)
 Private offering of common
   stock (Note 7)                  22,796      228      491,224         -         491,452
                                ---------  -------   ----------   -----------  ----------

 BALANCE, December 31, 1994        97,651  $   977   $3,390,540   $(3,982,062) $ (590,545)
 Net loss                            -          -         -          (968,823)   (968,823)
 Private offering of common stock
   (Note 7)                        46,447      464    1,764,558         -       1,765,022
                                ---------  -------   ----------   -----------  ----------
 BALANCE, September 30, 1995      144,098  $ 1,441   $5,155,098   $(4,950,885) $  205,654
                                ---------  -------   ----------   -----------  ----------
                                ---------  -------   ----------   -----------  ----------

See notes to financial statements.

INTERNATIONAL DATA MATRIX, INC.

STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
AND THE YEAR ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------
                                                 NINE MONTHS
                                                    ENDED        YEAR ENDED
                                                 SEPTEMBER 30,   DECEMBER 31,
                                                     1995           1994
                                                 -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                          $(968,823)    $(735,591)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization                       47,938        26,516
  Loss on disposal of equipment                        2,638         2,064
  Loss on write-off of patents                        11,345          -
  Changes in operating assets and liabilities:
   Accounts receivable                                 1,070       (106,264)
   Inventory                                        (269,276)       (86,773)
   Advances                                            1,125         (1,125)
   Intangible assets                                 (58,695)       (93,585)
   Accounts payable                                  (80,083)       301,346
   Accrued expenses                                   81,723          9,938
                                                   ---------     ----------

     Net cash used in operating activities        (1,231,038)      (683,474)
                                                   ---------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES -
 Purchases of property and equipment, net           (112,350)       (47,679)
                                                   ---------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from private offerings of
   common stock                                      920,265        264,856
 Proceeds from notes payable                         550,000        500,000
 Principal repayments of notes payable              (111,398)       (66,744)
 Principal repayments of capital lease
  obligations                                         (5,541)        (5,027)
                                                   ---------     ----------

     Net cash provided by financing
       activities                                  1,353,326        693,085
                                                   ---------     ----------

NET INCREASE (DECREASE) IN CASH                        9,938        (38,068)

CASH, beginning of period                              7,367         45,435
                                                   ---------     ----------

CASH, end of period                                $  17,305     $    7,367
                                                   ---------     ----------
                                                   ---------     ----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid during the period for:
  Interest                                         $  24,183     $    6,265
                                                   ---------     ----------
                                                   ---------     ----------
  Income taxes                                     $   3,921     $    3,487
                                                   ---------     ----------
                                                   ---------     ----------

NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Property and equipment acquired
  under capital lease                              $   8,628     $   15,537
                                                   ---------     ----------
                                                   ---------     ----------
 Notes payable and accrued interest
  satisfied by private offering of
  common stock                                     $ 784,757     $  226,596
                                                   ---------     ----------
                                                   ---------     ----------
 Accounts payable satisfied by
  private offering of common stock                 $  60,000     $     -
                                                   ---------     ----------
                                                   ---------     ----------

See notes to financial statements.

INTERNATIONAL DATA MATRIX, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
AND THE YEAR ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------

     1.   DESCRIPTION OF BUSINESS

          International Data Matrix, Inc. (the "Company") was incorporated in the state of Florida on August 31, 1987. The Company developed and patented a two-dimensional machine readable symbol known as a "Data Matrix -TM- and the methods and devices for encoding, recognizing and reading this symbol. The Company manufactures and sells controllers, along with cameras, lighting equipment and hand-held readers, to recognize and decode the Data Matrix symbol, licenses its software, and provides engineering services and support to its customers.

          As discussed in Note 11, on October 23, 1995 the Company was acquired by Robotic Vision Systems, Inc. ("RVSI"). Upon consummation of the merger, the Company believes it will be able to satisfy its short-term cash flow requirements through cash generated from operating activities and through support from RVSI.

     2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a. REVENUE RECOGNITION - Revenue from product sales is recognized as products are shipped. Revenue from the licensing of software is recognized when the software is delivered if collectibility is probable and there are no other significant vendor obligations. Amounts received prior to that time are reflected as deferred revenue. Engineering service and support revenue is recognized when such services are rendered.

          b. ACCOUNTS RECEIVABLE - Accounts receivable are due primarily from companies in the electronic and medical industries. Credit is extended based on an evaluation of the customer's financial condition, and generally collateral is not required.

          c. INVENTORY - Inventory is stated at the lower of cost (first-in, first-out) or market.

          d. PROPERTY AND EQUIPMENT - Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the estimated useful lives of the related assets (three to five years).

          e. INTANGIBLE ASSETS - Legal fees and other expenses associated with obtaining the Company's U.S. and international patents and trademarks have been capitalized as intangible assets. As patents and trademarks are issued, their costs are amortized over their legal lifetimes: 17 to 20 years for patents and 6 to 10 years for trademarks.

          f. RESEARCH AND DEVELOPMENT COSTS - The Company charges research and development costs projects to operations as incurred. Such costs are included in software and engineering expenses in the accompanying statements of operations.

          g. INCOME TAXES - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

          h. FAIR VALUE OF FINANCIAL INSTRUMENTS - The following methods and assumptions were used to estimate the fair value of each class of financial instruments:
               a. RECEIVABLES - The carrying amount approximates fair value because of the short maturity of these instruments.

               b. DEBT - The carrying amounts approximate fair value because of the relatively short maturity of these instruments.

     3.   INVENTORIES
                                           September 30,   December 31,
                                               1995           1994
                                          -------------   ------------
               Raw materials                $262,345        $ 49,418
               Work-in-progress and
                 finished goods              124,230          67,881
                                            --------        --------
                                            $386,575        $117,299
                                            --------        --------
                                            --------        --------
     4.   PROPERTY AND EQUIPMENT, NET
                                             September 30,   December 31,
                               Useful Lives      1995           1994
                               ------------  -------------   ------------
                                (in years)
               Furniture
                and fixtures       3-5        $29,691        $ 19,720
               Office equipment
                and software       3-5        214,884         107,043
                                             --------        --------
                                              244,575         126,763
               Less accumulated
                depreciation                   98,133          59,900
                                             --------        --------
                                             $146,442        $ 66,863
                                             --------        --------
                                             --------        --------

               Assets leased under a capital lease with a net book value of $18,823 and $13,258 at September 30, 1995 and December 31, 1994,
               respectively, are recorded in property and equipment.

     5.   INCOME TAXES

          A reconciliation between the statutory U.S. Federal income tax rate and the Company's effective tax rate for the nine months ended September 30, 1995 and the year ended December 31, 1994 is as follows:

                                           NINE MONTHS
                                               ENDED             YEAR ENDED
                                        SEPTEMBER 30, 1995   DECEMBER 31, 1994
                                        ------------------   -----------------
          U.S. Federal statutory rate           34.0%               34.0%
          Increases (reductions) due to:
          Net operating losses not
            producing current tax
            benefits                           (34.0)              (34.0)
                                             -------             -------
          Total                                  -   %               -   %
                                             -------             -------
                                             -------             -------

          At September 30, 1995 and December 31, 1994, the deferred tax assets are comprised of:
                                         September 30, 1995  December 31, 1994
                                         ------------------  -----------------
          Net operating loss
            carryforwards                    $1,300,350         $  936,545
          Tax credit carryforwards               37,226             37,226
          Accrued liabilities                    17,010             13,281
          Intangible assets                      13,196             26,392
                                             ----------         ----------
                                              1,367,782          1,013,444
           Less valuation allowance          (1,367,782)        (1,013,444)
                                             ----------         ----------
          Total                              $    -             $    -
                                             ----------         ----------
                                             ----------         ----------

          The valuation allowance increased during the nine months ended September 30, 1995 and the year ended December 31, 1994 primarily as a result of additional net operating loss carryforwards for which realization was not considered to be more likely than not.

          As of September 30, 1995, the Company had Federal net operating loss carryforwards of approximately $3,400,000. Such loss carryforwards expire in the fiscal years 2006 through 2010. In addition, the Company has available approximately $37,000 of unused general business tax credits. Because of the changes in ownership, as defined in the Internal Revenue Code, which occurred in October 1995 (Note 11), certain of the net operating loss carryforwards and credits are subject to annual limitations.

     6.   NOTES PAYABLE

          As of December 31, 1994, the Company had outstanding several short term notes payable totaling $236,167 to various stockholders at interest rates ranging from 7 to 10 percent. All outstanding balances were either repaid or satisfied through the issuance of shares of common stock sold in the February 1995 private placement (Note 7). In addition, the Company had outstanding $350,000 of loans representing bridge financing from three institutional investors (the "Investors"). These loans bore interest at the rate of 8 percent.

          In January and February 1995, the Company obtained additional bridge financing totaling $280,000 from the Investors. All amounts owed to the Investors were satisfied through the February 1995 private placement of the Company's common stock (Note 7). In addition, in June through September 1995, these Investors as well as another corporate stockholder loaned the Company a total of $270,000 for working capital purposes. Such loans bore interest at the rate of 10 percent and were secured by accounts receivable, inventory and equipment. Such amounts were repaid by RVSI in October 1995 (Note
          11).

     7.   STOCKHOLDERS' EQUITY (DEFICIT)

          In March 1994, the Company completed a private placement of its common stock with Telxon Corporation ("Telxon") generating $400,000 in net proceeds. Simultaneous with this closing, the Company sold 4,242 shares of its common stock to those stockholders exercising their pre-emptive rights generating an additional $91,452.

          In February 1995, the Company completed a private placement of its common stock with the Investors generating $1,259,142 in net proceeds of which $630,000 of principal was previously provided to the Company as bridge financing (Note 6). Simultaneous with this closing, the Company (i) sold 10,237 of its common stock to those stockholders exercising their pre-emptive rights generating an additional $409,480 (Note 9.b.), and (ii) sold 2,410 shares of its common stock to two creditors to satisfy $96,400 of accounts payable and notes payable.

     8.   RELATED PARTY TRANSACTIONS

          In 1993, the Company received a $150,000 advance from Telxon. The payment represents an advance of royalty fees which are expected to be earned as licensed products are sold by Telxon. As of September 30, 1995, no products have been sold under the license agreement and the entire amount has been reflected as deferred revenue. Telxon owned approximately 15 percent of the Company's outstanding common stock as of September 30, 1995.

          During the nine months ended September 30, 1995 and the year ended December 31, 1994, the Company generated $205,182 and $151,421, respectively, of revenues from Itochu Electronics Corporation ("Itochu"). In addition, Itochu owed the Company $29,276 and $31,016 as of September 30, 1995 and December 31, 1994, respectively, which is included in accounts receivable in the accompanying balance sheets. Itochu, which owned approximately 2 percent of the Company's outstanding common stock at September 30, 1995, serves as a distributor and licensee of the Company.

          During the nine months ended September 30, 1995 and the year ended December 31, 1994, the Company received royalties totaling $46,908 and $5,078, respectively, from Tokyo Electric Co., Ltd. ("TEC") under a license agreement. TEC owned approximately 1.4 percent of the Company's outstanding common stock at September 30, 1995.

          During the nine months ended September 30, 1995 and the year ended December 31, 1994, the Company generated revenues totaling $128,159 and $55,500, respectively, from Acuity Imaging, Inc. ("Acuity"). In addition, Acuity owed the Company $4,866 and $0 as of September 30, 1995 and December 31, 1994, respectively, which is included in accounts receivable in the accompanying balance sheets. Acuity was acquired by RVSI (Note 11) in September 1995.

          During the nine months ended September 30, 1995 and the year ended December 31, 1994, the Company sold $41,641 and $10,112, respectively, of equipment to Factory Systemes. Factory Systemes owned approximately 6 percent of the Company's outstanding common stock at September 30, 1995.

          The Company also purchased certain products from Acuity and an affiliate of TEC during the nine months ended September 30, 1995 and the year ended December 31, 1994.

     9.   COMMITMENTS AND CONTINGENCIES

          a. LEASES - The Company leases its corporate offices and certain equipment under leases expiring at various dates through March 1997. The minimum non-cancelable lease payments are as follows:

                                                         OPERATING   CAPITAL
                          PERIOD ENDING                    LEASE      LEASE
                    ----------------------               --------- ----------
                    Three months ended December
                      31, 1995                            $ 20,511   $  2,750
                    Year ended:  December 31, 1996          70,746     10,999
                                 December 31, 1997            -         1,211
                                                          --------   --------
                    Total minimum lease payments          $ 91,257   $ 14,960
                                                          --------
                                                          --------
                    Less interest portion                               1,363
                                                                     --------
                    Present value of minimum lease
                      payments                                       $ 13,597
                                                                     --------
                                                                     --------

               Rent expense for the nine months ended September 30, 1995 and the year ended December 31, 1994 was $83,271 and $69,065, respectively.

          b. STOCKHOLDERS' PRE-EMPTIVE RIGHTS - Pursuant to various agreements with stockholders, certain stockholders had pre-emptive rights to prevent dilution of their relative ownership interest in the Company by purchasing a pro rata share of any new sale of the Company's equity securities. In March 1994 and February 1995, the Company issued 4,242 and 10,237 shares of its common stock, respectively, to those stockholders exercising their pre-emptive rights in connection with the private placements of the Company's common stock (Note 7).

          c. LITIGATION - During fiscal 1992, the Company and certain officers were sued by Veritec, Inc. which alleged patent infringement and theft of trade secrets. The Company vigorously defended these allegations and in May 1994 the case was terminated with each party responsible for its own legal costs.

     10.  SEGMENT AND PRINCIPAL CUSTOMER INFORMATION

          For the purposes of segment reporting, management considers the Company to operate in one industry, the machine vision industry.

          During the nine months ended September 30, 1995, revenue from two customers represented approximately 14 percent and 13 percent of total revenue. During the year ended December 31, 1994, revenue from three customers represented approximately 20 percent, 14 percent and 10 percent of total revenue. No other customer accounted for more than 10 percent of total revenue for the nine months ended September 30, 1995 or the year ended December 31, 1994.

          Foreign export sales accounted for approximately 32 percent and 24 percent of the Company's revenues in the nine months ended September 30, 1995 and the year ended December 31, 1994, respectively.

          The Company's domestic and foreign export sales during the nine months ended September 30, 1995 and the year ended December 31, 1994 are set forth below:

                                           NINE MONTHS
                                              ENDED               YEAR ENDED
                                        SEPTEMBER 30, 1995    DECEMBER 31, 1994
                                        ------------------    -----------------
          North America                    $1,006,805            $  851,737
          Asia/Pacific Rim                    319,426               228,086
          Europe                              144,534                33,701
                                           ----------            ----------
          Total                            $1,470,765            $1,113,524
                                           ----------            ----------
                                           ----------            ----------

     11.  SUBSEQUENT EVENTS

          a. MERGER - On October 23, 1995, the Company was acquired by RVSI in a transaction accounted for as a pooling of interests. The Company's shareholders received approximately 370,000 shares of RVSI's common stock having a market value at the date of the merger of approximately $8,183,000 in exchange for all the outstanding common stock of the Company. The Company incurred approximately $145,000 at September 30, 1995 related to the merger, which is included in merger expense in the accompanying statement of operations for the year ended September 30, 1995.

          b. LINE OF CREDIT - On November 20, 1995, RVSI obtained a revolving line of credit that provides for maximum borrowings of $6,000,000. The agreement expires on January 31, 1999. Borrowings under the agreement are secured by all accounts receivable of RVSI and will bear interest at the adjusted LIBOR rate, as defined, plus two percent. The agreement is guaranteed by Acuity and the Company.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma financial information sets forth the combined financial position and the combined results of operations of Robotic Vision Systems, Inc. and subsidiaries ("RVSI") and International Data Matrix, Inc. ("IDM") assuming the IDM Merger will be accounted for using the "pooling of interests" method and that the IDM Merger was consummated (i) on September 30, 1995, for the pro forma combined balance sheets and (ii) as of the beginning of the earliest period presented in the proforma combined statements of operations.

For all prior periods presented in the pro forma combined statements of operations, the weighted average number of common and common equivalent shares gives effect to the proposed issuance of 2.558 shares of RVSI common stock in exchange for each outstanding share of IDM common stock.

The unaudited pro forma information combines the historical balance sheets of RVSI and IDM at September 30, 1995 and the historical statements of operations of RVSI for the years ended September 30, 1995, 1994, and 1993, with the historical statements of operations of IDM for the years ended September 30, 1995, and December 31, 1994, and 1993, respectively.

The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the IDM Merger been in effect during those periods or which may be reported in the future. The statements should be read in conjunction with the historical financial statements and notes thereto of RVSI and IDM which have been included elsewhere herein or incorporated by reference in this Form 8-K filing.

SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
COMBINED SUMMARY OF STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
--------------------------------------------------------------------------------
RVSI AND IDM                               FOR YEAR ENDED SEPTEMBER 30,
------------                              -----------------------------
                                            1995      1994        1993
                                          -------   -------     -------
REVENUES                                  $65,260   $47,839     $39,640

COST OF REVENUES                           28,726    22,391      19,493
                                          -------   -------     -------

GROSS PROFIT                               36,534    25,448      20,147
                                          -------   -------     -------

OPERATING COSTS AND
  EXPENSES:
  Selling, general, and administrative     16,888    13,936      11,544
  Research and development                 10,435     8,013       6,425
  Merger expenses                           1,160         -       1,091
  Interest expense (income), net            (278)       109         324
                                          -------   -------     -------

                                           28,205    22,058      19,384
                                          -------   -------     -------
INCOME BEFORE INCOME TAXES                  8,329     3,390         763

INCOME TAX BENEFIT                            649       291         398
                                          -------   -------     -------

NET INCOME                                $ 8,978   $ 3,681     $ 1,161
                                          -------   -------     -------
                                          -------   -------     -------

INCOME PER SHARE:
  Primary                                 $  0.55   $  0.25     $  0.10
                                          -------   -------     -------
                                          -------   -------     -------
  Fully diluted                           $  0.54   $  0.25     $  0.10
                                          -------   -------     -------
                                          -------   -------     -------

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
   SHARES OUTSTANDING
  Primary                                  16,199    14,593[a]   13,750[a]
                                          -------   -------     -------
                                          -------   -------     -------
  Fully diluted                            16,572    14,795[a]   13,750[a]
                                          -------   -------     -------
                                          -------   -------     -------

See accompanying notes to unaudited pro forma financial information.

PRO FORMA COMBINED BALANCE SHEETS
SEPTEMBER 30, 1995 - UNAUDITED
(In thousands)



                                                RVSI           IDM
ASSETS                                       Historical     Historical    Adjustments       Combined
------                                       ----------     ----------    -----------       --------
CURRENT ASSETS:
Cash and cash equivalents                   $  16,407     $      17      $       -        $  16,424
Investments                                     1,000             -              -            1,000
Accounts receivable, net                       11,884           203            (5)[b]        12,082
Inventories                                     8,074           387              -            8,461
Deferred income taxes                           2,375             -              -            2,375
Prepaid expenses and other                        154             -              -              154
                                            ---------     ---------      ---------        ---------
     Total current assets                      39,894           607             (5)          40,496

FIXED ASSETS, Net                               3,999           146              -            4,145
OTHER ASSETS                                    1,406           342              -            1,748
INVESTMENTS                                     1,989             -              -            1,989
                                            ---------     ---------      ---------        ---------

TOTAL ASSETS                                $  47,288     $   1,095       $     (5)       $  48,378
                                            ---------     ---------      ---------        ---------
                                            ---------     ---------      ---------        ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Loan payable                                $   1,385     $       -      $       -        $   1,385
Accounts payable                                7,754           239             (5)[b]        7,988
Accrued expenses                                5,096           217            205 [e]        5,518
Advance contract payments                       1,078             -                           1,078
Other current liabilities                           -           430              -              430
                                            ---------     ---------      ---------        ---------

     Total current liabilities                 15,313           886            200           16,399

OTHER LIABILITIES                                  74             4              -               78
                                            ---------     ---------      ---------        ---------

     Total liabilities                         15,387           890            200           16,477
                                            ---------     ---------      ---------        ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Common Stock - RVSI ($.01 par)                    148             -              4 [d]          152
Common Stock - IDM ($.01 par)                       -             1             (1)[d]            -
Additional paid-in capital                    104,682         5,155             (3)[d]      109,834
Accumulated deficit                           (73,072)       (4,951)          (205)[e]      (78,228)
Cumulative translation adjustment                 143             -              -              143

     Total stockholders' equity                31,901           205           (205)          31,901
                                            ---------     ---------      ---------        ---------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                        $47,288        $1,095           $ (5)         $48,378
                                            ---------     ---------      ---------        ---------
                                            ---------     ---------      ---------        ---------

See accompanying notes to unaudited pro forma combined financial information.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1995 - UNAUDITED
(In thousands)
--------------------------------------------------------------------------------

                              RVSI          IDM
                          SEPTEMBER 30,  SEPTEMBER 30,              COMBINED
                             1995           1995                   SEPTEMBER 30,
                          HISTORICAL     HISTORICAL    ADJUSTMENTS    1995
                          -------------  ------------- ----------- ------------

REVENUES                     $63,644       $  1,769     $(153) [c]   $65,260

COST OF REVENUES              28,386            493      (153) [c]    28,726
                              -------       -------     -----        -------

GROSS PROFIT                  35,258          1,276        -          36,534
                              -------       -------     -----        -------

OPERATING COSTS AND
  EXPENSES:

Selling, general and
  administrative              15,382          1,506        -          16,888
Research and development       9,701            734        -          10,435
Merger expenses                1,160            145      (145) [f]     1,160
Interest (income)
  expense, net                  (292)            14        -            (278)
                              -------       -------     -----        -------

                               25,951         2,399      (145)        28,205
                              -------       -------     -----        -------

INCOME (LOSS) BEFORE
  INCOME TAXES                  9,307        (1,123)      145          8,329

INCOME TAX BENEFIT                649             -         -            649
                              -------       -------     -----        -------

NET INCOME (LOSS)             $ 9,956       $(1,123)    $ 145        $ 8,978
                              -------       -------     -----        -------
                              -------       -------     -----        -------


See accompanying notes to unaudited pro forma combined financial information.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1994 - UNAUDITED
(In thousands)
--------------------------------------------------------------------------------

                              RVSI          IDM
                          SEPTEMBER 30,  DECEMBER 30,                COMBINED
                             1994           1994                   SEPTEMBER 30,
                          HISTORICAL     HISTORICAL    ADJUSTMENTS    1994
                          -------------  ------------- ----------- ------------

REVENUES                      $46,781       $ 1,114     $ (56) [c]   $47,839

COST OF REVENUES               22,091           356       (56) [c]    22,391
                              -------       -------     -----        -------

GROSS PROFIT                   24,690           758         -         25,448
                              -------       -------     -----        -------

OPERATING COSTS AND
  EXPENSES:

Selling, general and
  administrative               12,858         1,078         -         13,936
Research and development        7,629           384         -          8,013
Interest expense, net              77            32         -            109
                              -------       -------     -----        -------

                               20,564         1,494         -         22,058
                              -------       -------     -----        -------

INCOME (LOSS) BEFORE
  INCOME TAXES                  4,126          (736)        -          3,390

INCOME TAX BENEFIT                291             -         -            291
                              -------       -------     -----        -------

NET INCOME (LOSS)            $ 4,417       $  (736)    $   -        $ 3,681
                              -------       -------     -----        -------
                              -------       -------     -----        -------


See accompanying notes to unaudited pro forma combined financial information.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1993 - UNAUDITED
(In thousands)
--------------------------------------------------------------------------------

                                   RVSI           IDM
                                September 30, December 31,   Combined
                                    1993          1993     September 30,
                                 Historical    Historical      1993
                                 ----------    ----------    --------

REVENUES                           $38,677        $ 963      $39,640
                                   -------       ------      -------

COST OF REVENUES                    19,206          287       19,493
                                   -------       ------      -------

GROSS PROFIT                        19,471          676       20,147
                                   -------       ------      -------

OPERATING COSTS AND EXPENSES:

Selling, general and
  administrative                    10,900          644       11,544
Research and development             6,008          417        6,425
Merger expenses                      1,091            -        1,091
Interest expense, net                  301           23          324
                                   -------       ------      -------

                                    18,300        1,084       19,384
                                   -------       ------      -------

INCOME (LOSS) BEFORE INCOME
  TAXES                              1,171         (408)         763

INCOME TAX BENEFIT                     398            -          398
                                   -------       ------      -------

NET INCOME (LOSS)                  $ 1,569       $ (408)     $ 1,161
                                   -------       ------      -------
                                   -------       ------      -------

See accompanying notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION
--------------------------------------------------------------------------------


[a] Weighted average number of common shares and common share equivalents calculated using the modified treasury stock method.

[b] The pro forma adjustment to accounts receivable, net and accounts payable represents the elimination of intercompany balances.

[c] The pro forma adjustment to revenues and cost of revenues for the years ended September 30, 1995 and 1994 represent the limination of intercompany sales and related cost of sales associated with a royalty agreement IDM had with a subsidiary of RVSI.

[d] The pro forma adjustment to common stock and additional paid-in capital represents the exchange of IDM common stock for RVSI common stock.

[e] The pro forma adjustment to accrued expenses and accumulated deficit represents the estimated additional expenses related to the IDM Merger.

[f] The pro forma adjustment to merger expenses represents the nonrecurring expenses incurred for the year ended September 30, 1995 which are directly attributable to the IDM Merger.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 5, 1996             ROBOTIC VISION SYSTEMS, INC.
                                        (Registrant)


                                    By:  /s/Robert H. Walker
                                         -------------------------
                                         Robert H. Walker
                                         Executive Vice President